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                                                                   EXHIBIT 23(a)

                  [HUDDLESTON & CO. LETTERHEAD APPEARS HERE]

                               December 21, 1995

Zapata Exploration Company
1717 St. James, Suite 550
Houston, Texas 77056

Gentlemen:

Huddleston & Co., Inc., has prepared oil and gas reserve estimates for Zapata Exploration Company, a subsidiary of Zapata Corporation (the "Company"), for the Company's fiscal years ended September 30, 1986, 1987, 1988, 1989, 1990, 1991,
1992, 1993, 1994 and 1995. Such estimates are included in the notes to the Financial Statements of the Company which appear in the Company's annual report on Form 10-K for the fiscal year ended September 30, 1995.

Huddleston & Co., Inc., hereby consents to the identification in such Form 10-K of Huddleston & Co., Inc., as the expert which has prepared such estimates, and the identification of Huddleston & Co., Inc., with respect to such matters in the post-effective amendments to the Company's registration statements on Form S-3 covering certain of the Company's common stock subject to stock options granted to employees of the Company. Huddleston & Co., Inc., also hereby consents to the inclusion of this letter as an exhibit to such Form 10-K and registration statements.

                                            Very truly yours,

                                            HUDDLESTON & CO., INC.



                                            By: /s/PETER D. HUDDLESTON, P.E.
                                                ----------------------------
                                                Peter D. Huddleston, P.E.
                                                President


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